Exhibit 99.1

News Release CRESTWOOD EQUITY PARTNERS LP 811 Main Street, Suite 3400 Houston, TX 77002 www.crestwoodlp.com

Crestwood Provides Fourth Quarter Operational Update

HOUSTON, TEXAS – January 11, 2023 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) today announced that it expects fourth quarter 2022 financial results to be impacted by extreme winter weather events that adversely impacted volumes and well connect activity across Crestwood’s gathering & processing assets during the quarter. The severity and duration of these weather events forced producers to contend with surface equipment freezing, widespread power outages, and limited road accessibility, which resulted in well shut-ins, facility downtime, and delays in drilling and completion activity. Compared with previous expectations underpinning prior full-year 2022 guidance, Crestwood estimates fourth quarter Williston Basin gathering volumes to have decreased by approximately 15%, and Powder River Basin and Delaware Basin gas gathering volumes to have decreased by approximately 5% to 10%. As a result, Crestwood anticipates that its full-year 2022 financial results will be slightly below previously provided guidance ranges. Crestwood and its producer customers have fully resumed normal operations and expect these volume disruptions to be isolated to the fourth quarter.

Robert G. Phillips, Founder, Chairman, and Chief Executive Officer of Crestwood, commented, “As producers battled oilfield services constraints and labor and supply chain issues throughout the year, extreme weather events in the fourth quarter created difficult operational conditions that, when combined, materially impacted forecasted producer drilling and completion activity and drove a lower 2022 exit rate than expected. I am proud of our employees in the affected areas for their commitment to safety and peer group leading customer service during these extraordinary weather events. Through collaboration with our customers, Crestwood’s operating team’s preparation and previous winterization efforts mitigated further volume loss and allowed customers to recover as quickly as possible. As we take a preliminary look into 2023, based on current levels of field activity, which includes approximately 15 rigs running on Crestwood’s gathering systems, and conversations with our producer customers about their 2023 development plans, we continue to anticipate year-over-year EBITDA growth driven by an active well connect program and the full integration and contribution of our Oasis Midstream, Sendero Midstream, and CPJV acquisitions. Combined with an expected step down in 2023 capital expenditures, which will be focused largely on connecting new supplies to our gathering systems, Crestwood’s free cash flow profile is poised to grow year-over-year which we will utilize to further strengthen our balance sheet and maximize unitholder value.”

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934. The words “expects,” “believes,” “anticipates,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them. Although Crestwood believes that these forward-looking statements are based on reasonable

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NEWS RELEASE

assumptions, it can give no assurance that any such forward-looking statements will materialize. Important factors that could cause actual results to differ materially from those expressed in or implied from these forward-looking statements include the risks and uncertainties described in Crestwood’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made, and Crestwood assumes no obligation to update these forward-looking statements.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple shale resource plays across the United States. Crestwood is engaged in the gathering, processing, treating, compression, storage, and transportation of natural gas; storage, transportation, terminalling, and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water. For more information visit Crestwood Equity Partners LP at www.crestwoodlp.com; and to learn more about Crestwood’s sustainability efforts, please visit https://esg.crestwoodlp.com.

Source: Crestwood Equity Partners LP

Crestwood Equity Partners LP

Investor Contacts

Andrew Thorington, 713-380-3028

Andrew.thorington@crestwoodlp.com

Vice President, Finance and Investor Relations

Rhianna Disch, 713-380-3006

Rhianna.disch@crestwoodlp.com

Director, Investor Relations

Sustainability and Media Contact

Joanne Howard, 832-519-2211

Joanne.howard@crestwoodlp.com

Senior Vice President, Sustainability and Corporate Communications

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